Exhibit 5(a)

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Kimco Realty Corporation
3333 New Hyde Park
New Hyde Park, New York 11042

Re:	Kimco Realty Corporation
Registration Statement on Form S-3 $1,000,000,000 Aggregate Offering Price of Securities

Ladies and Gentlemen:

In connection with the registration statement on Form S-3 filed by Kimco Realty Corporation, a Maryland corporation (the “Registrant”), being filed by the Registrant with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on July 20, 2005 (the “Registration Statement”), you have requested our opinion with respect to the matters set forth below.

You have provided us with a draft prospectus (the “Prospectus”) which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the offering by the Registrant of up to $1,000,000,000 aggregate offering price of (i) one or more series of debt securities (the “Debt Securities”), (ii) one or more classes or series of shares of preferred stock, par value $1.00 per share (the “Preferred Stock”), (iii) shares of Preferred Stock represented by depositary shares (the “Depositary Shares”), (iv) shares of common stock, par value $.01 per share (the “Common Stock”), and (v) warrants to purchase Common Stock (the “Warrants”). Any Debt Securities and Preferred Stock may be convertible into shares of Common Stock. The Debt Securities, the Preferred Stock, the Depositary Shares, the Common Stock and the Warrants are collectively referred to herein as the “Securities.”

The Debt Securities will be issued pursuant to the indenture dated September 1, 1993, as amended (the “Indenture”), between the Registrant and The Bank of New York (as successor by merger to IBJ Schroder Bank and Trust Company), as trustee (the “Trustee”). The Depositary Shares will be issued under one or more Deposit Agreements (each, a “Deposit Agreement”), each to be between the Registrant and a financial institution identified therein as the depositary (each, a “Depositary”).

July 20, 2005

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Securities, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have examined such matters of fact and questions of law, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. For purposes of this opinion, we have assumed that proper proceedings in connection with the authorization and issuance of the Securities will be timely and properly completed, in and accordance with all requirements of applicable federal and New York laws and the Maryland General Corporation Law, in the manner presently proposed.

As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Registrant and others. We have not independently verified such factual matters.

We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of New York and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various issues pertaining to Maryland law are addressed in the opinion of Venable, Baetjer and Howard, LLP, separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(1) Assuming the execution, delivery and performance of the Indenture have been duly authorized by all necessary corporate action of the Registrant, and the Indenture has been duly executed and delivered by the Registrant, the Indenture constitutes a legally valid and binding agreement of the Registrant, enforceable against the Registrant in accordance with its terms.

(2) When (a) the Debt Securities have been duly authorized by all necessary corporate action of the Registrant and have been duly established under the Indenture, and when the Debt Securities have been duly executed, issued, authenticated and delivered by or on behalf of the Registrant against payment therefor in accordance with the Indenture in the manner contemplated by the Registration Statement, the applicable Prospectus Supplement, and the relevant underwriting or other purchase agreement, and (b) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that (i) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Debt Securities as executed and delivered do not violate any law applicable to the Registrant or result in a default under or breach of any agreement or instrument binding upon the Registrant and (iii) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Registrant, whether imposed by any court or governmental or regulatory body having jurisdiction over the Registrant, then the Debt Securities will be legally valid and binding obligations of the Registrant, enforceable against the Registrant in accordance with their terms.

July 20, 2005

(3) When the execution, delivery and performance of a Deposit Agreement (when the final terms thereof have been duly established) substantially in the form of Exhibit 4.1 to the Registration Statement has been duly authorized by all necessary corporate action of the Registrant, and when such Deposit Agreement is duly executed and delivered by the Registrant, such Deposit Agreement will constitute a legally valid and binding agreement of the Registrant, enforceable against the Registrant in accordance with its terms.

(4) When (a) the Depositary Shares have been duly authorized by all necessary corporate action of the Registrant and the final terms thereof have been duly established, and when the depositary receipts representing the Depositary Shares (the “Depositary Receipts”) in the form contemplated and authorized by a Deposit Agreement have been duly executed, issued, authenticated and delivered by or on behalf of the Registrant against payment therefor in the manner contemplated by the Registration Statement, the applicable Prospectus Supplement, and the relevant underwriting or other purchase agreement, and (b) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that (i) the terms of the Depositary Shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Depositary Shares as executed and delivered do not violate any law applicable to the Registrant or result in a default under or breach of any agreement or instrument binding upon the Registrant and (iii) the Depositary Shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Registrant, whether imposed by any court or governmental or regulatory body having jurisdiction over the Registrant, then the Depositary Shares will constitute legally binding obligations of the Registrant, enforceable against the Registrant in accordance with the terms of the Depositary Shares.

The opinions expressed in paragraphs (1), (2), and (3) above are further subject to the following limitations, qualifications and exceptions (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors; (ii) the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 514 of the Indenture; (v) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon; and (vi) the unenforceability of any provisions requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy.

July 20, 2005

With your consent, we have assumed for purposes of this opinion that: the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Trustee has the requisite power and authority to execute and deliver the Indenture and to perform its obligations under the Indenture; the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the Trustee’s legally valid and binding obligation, enforceable against the Trustee in accordance with its terms; and that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations.

With your consent, we have assumed for purposes of this opinion that: the Depositary under each Depositary Agreement is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Depositary has the requisite power and authority to execute and deliver the Depositary Agreement and to perform its obligations under the Depositary Agreement; the Depositary Agreement has been duly authorized, executed and delivered by the Depositary and constitutes the Depositary’s legally valid and binding obligation, enforceable against the Depositary in accordance with its terms; and that the Depositary is in compliance, generally and with respect to acting as a depositary under the Depositary Agreement, with all applicable laws and regulations.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus.

This opinion may not be relied upon by you for any other purpose without our prior written consent.

Very truly yours,

/s/ Latham & Watkins LLP